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EXHIBIT 14


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated February 26, 1999, relating to the financial statements and financial highlights appearing in the January 31, 1999 Annual Report to Shareholders of Scudder Income Fund which are also incorporated by reference into the Registration Statement.





PRICEWATERHOUSECOOPERS LLP
Boston, Massachusetts
March 1, 2000

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated March 12, 1999, relating to the financial statements and financial highlights appearing in the January 31, 1999 Annual Report to Shareholders of Scudder Corporate Bond Fund which are also incorporated by reference into the Registration Statement.





PRICEWATERHOUSECOOPERS LLP
Boston, Massachusetts
March 1, 2000